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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                               _________________

                                    FORM 8-K/A
                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                               December 23, 1996



                       Phoenix Information Systems Corp.
             (exact name of registrant as specified in its charter)


        Delaware                  0-26532               13-3337797
   (State or other               (Commission           (IRS Employee
     jurisdiction                  File No.)        Identification No.)
  of incorporation)


100 Second Avenue South, Suite 1100,
St. Petersburg, Florida                           33701
(Address of principal executive offices)        (Zip code)


Registrant's telephone no., including area code: (813) 894-8021



                           TOTAL NUMBER OF PAGES:   3
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        This amendment amends the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on or about January 7, 1997, to report the transaction described therein under Item 5 instead of Item 2. Accordingly such Report is hereby amended as follows:

Item 2.  Acquisition or Disposition of Assets.     Not applicable.

Item 5.  Other Events.    On December 23, 1996, the Registrant acquired for
$7,500,000 a 25% interest in American Aviation Limited ("American Aviation"), through the exercise of an option. Previously, American Aviation was a company wholly owned by affiliates of Quantum Industrial Holdings Ltd., George Soros and Purnendu Chatterjee. American Aviation's primary asset is a 25% interest in China Hainan Airlines ("China Hainan"), which it purchased for $25,000,000 in December 1995.

        The acquisition of the interest in American Aviation was financed by the sale to S-C Phoenix Partners ("S-C"), one of the Registrant's major shareholders, of 833,333 shares of the Registrant's Series C Convertible Preferred Stock ("Series C Shares") for $15,000,000. S-C is an investment partnership comprised of affiliates of Quantum Industrial Holdings Ltd., George Soros and Purnendu Chatterjee. W. James Peet, a director of the Registrant, is a non-managing member of S-C Phoenix Holdings, L.L.C. ("Holdings"), as respects its investment in the Registrant. Holdings is a general partner of S-C.

        From the date of issue until January 1, 2003, the Series C Shares will accrue cumulative quarterly dividends of 0.0247935 additional Series C Shares for each Series C Share outstanding and each dividend previously accrued on such Share. The Series C Shares will also participate, on an as converted basis, with the common stock, par value $.01 per share, of the Registrant ("Common Stock") in dividends declared and paid on the Common Stock.

        Each Series C Share may be converted at any time at the option of the holder into ten shares of Common Stock of the Company and will be automatically converted on the date after June 23, 1997, on which the market price of the Common Stock shall be at least $3.60 per share for ten consecutive trading days. Immediately prior to any conversion, the Series C Shares shall receive all dividends which have accrued or would have accrued from the date of issuance through January 1, 2003, regardless of whether such conversion shall occur prior to such date. The Series C Shares also have certain liquidation preferences, the right to consent to certain transactions and the same voting rights, on an as fully converted basis, applicable to the Common Stock. S-C has certain demand and piggyback registration rights with respect to the Common Stock it owns in the Company. Such registration rights apply to Common Stock issued upon conversion of the Series C Shares.
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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      PHOENIX INFORMATION SYSTEMS CORP.
                                      (Registrant)




Date:    March 7, 1997                /s/  Leonard S. Ostfeld
                                      --------------------------------------
                                      Leonard S. Ostfeld
                                      Vice President and
                                      Chief Financial Officer